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                                                                    Exhibit 3.63

                                     BY-LAWS
                                       OF
                              DEALERS HOLDING, INC.

                             ARTICLE I. STOCKHOLDERS

Section 1. Annual Meetings

      The annual meeting of the stockholders of the Corporation shall be held at the principal office of the Corporation in the County of Baltimore, State of Maryland on the fourth Monday in August of each year at 10:00 a.m. (or at such other hour and/or place within the County of Baltimore, State of Maryland as may be fixed by the Board of Directors) for the election of Directors and for the transaction of general business. If the fourth Monday in August shall be a legal holiday, the annual meeting of the stockholders shall be held on the first day following which is not a legal holiday at the same hour. Such annual meeting shall be general meetings, that is to say, open for the transaction of any business within the powers of the Corporation without special notice of such business, except in any case in which special notice is required by statute.

Section 2. Special Meetings

      Special meetings of the stockholders of the Corporation may be called at any time by the President or by a majority of the Board of Directors, either by vote or in writing, or by a majority of the Executive Committee (if created pursuant to the By-Laws) either by vote or in writing. Upon request in writing, delivered to the Secretary or any Assistant Secretary, of the holders of a majority of all the shares outstanding and entitled to vote, it shall be the duty of the said Secretary or Assistant Secretary to call forthwith a meeting of stockholders, at the expense of the Corporation. Such request shall state the purpose of the meeting and notice thereof shall be given as provided in Section 3 of this Article I. No business other than that stated in the notice of the meeting shall be transacted at any special meeting of the stockholders, however called. Special meetings of the stockholders shall be held at the principal office of the Corporation, whether within or outside the State of Maryland, as named in Section 1 of this Article I. Special meetings may also be called in accordance with applicable provisions of law.

Section 3. Notice of Meetings

      Not less than ten (10) days and not more than thirty (30) days written or printed notice of every annual meeting and of every special meeting of the stockholders (except of any meeting called by the stockholders as provided in Section 2 of this Article I) shall be given to each holder of stock having voting rights whose name appears as a holder of record upon the books of the Corporation at the close of business on the date

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fixed by the Board of Directors for the determination of stockholders entitled to notice of such meeting in accordance with the provisions of these By-Laws, and, if no such date shall have been fixed by the Board for such purpose, then to the holders of record on the date when such notice shall be given. Such notices of annual or special meetings shall state the place, day and hour of such meetings and, in the case of special meetings, shall also state the business proposed to be transacted thereat. Such notice shall be given to each stockholder by leaving the same with him or at his residence or usual place of business, or by mailing it postage prepaid and addressed to him at his address as it appears upon the books of the Corporation. No notice of the time, place or purpose of any meeting of stockholders, whether prescribed by law, by the Charter, or by these By-Laws, need be given to any stockholder who attends in person, or by proxy, or who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. No notice of any meeting, regular or special, need be given to any stockholder who is not entitled to vote thereat.

Section 4. Quorum

      At any meeting of stockholders, the presence, in person or by proxy, of the holders of a majority of all shares having voting rights at such meeting shall be necessary and sufficient to constitute a quorum for the election of Directors or for the transaction of other business; but in the absence of a quorum, the stockholders entitled to vote who shall be present in person or by proxy at any meeting (or adjournment thereof) may, by vote of a majority of shares so present and entitled to vote, adjoin the meeting from time to time, but not for a period of over thirty (30) days at any one time, by announcement at the meeting until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted at the meeting as originally notified.

Section 5. Proxies

      Stockholders may vote either in person or by proxy, but no proxy which is dated more than eleven months before the meeting at which it is offered shall be accepted unless such proxy shall on its face name a longer period for which it is to remain in force. Every proxy shall be in writing subscribed by a stockholder, or by his duly authorized attorney, and shall be dated; but need not be sealed, witnessed or acknowledged.

Section 6. Voting

      At every meeting of the stockholders, every stockholder of the Corporation shall be entitled to one vote for each share of voting stock registered in his name on the books of the Corporation on the date for the determination of voting rights thereat; provided, however, that no share shall be voted by any stockholder if any installment duly called thereon shall be


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overdue and unpaid. Upon demand of stockholders holding ten percent (10%) of the shares present in person or by proxy and entitled to vote, the votes for Directors, or upon any question before a meeting, shall be by ballot; and except in cases in which it is by statute, by the Charter, or by these By-Laws otherwise provided, a majority of the votes cast shall be sufficient to elect and pass any measure.

Section 7. Inspectors

      Two inspectors may be elected by the stockholders at any meeting, and if so elected, such inspectors shall open and close the polls, shall receive and take charge of the proxies and ballots and decide all questions as to the qualifications of voters, the validity of proxies and the acceptance or rejection of votes.

Section 8. List of Stockholders

      Prior to each meeting of the stockholders, the Secretary or an Assistant Secretary shall prepare a full, true and complete list in alphabetical order, of all stockholders entitled to vote at such meeting, indicating the number of shares held by each, and shall be responsible for the production of such list at the meeting.

Section 9. Order of Business

      At all meetings of stockholders, the order of business shall be as far as applicable and practicable, as follows:

      1. Organization;

      2. Proof of notice of meeting or of waivers thereof. The Certificate of the Secretary of the Corporation or the affidavit of any other person who mailed the notice or caused the same to be mailed, shall be accepted as proof of service of notice by mail, and the affidavit of the publisher of the notice shall be accepted as proof in all instances in which the notice of a meeting is given by advertisement;

      3. Submission of an alphabetical list of stockholders entitled to vote thereat;

      4. At an annual meeting, or at a meeting called for that purpose, reading of unapproved minutes of preceding meetings, and action thereon;

      5. Reports;

      6. At an annual meeting, the election of Directors;

      7. Unfinished business;

      8. New business;


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      9. Adjournment.

                         ARTICLE II. BOARD OF DIRECTORS

Section 1. Election and Powers

      The business and property of the Corporation, except as otherwise provided by statute or by the Charters, or by these By-Laws, shall be conducted and managed by its Board of Directors, which shall consist of not less than three
(3) members no more than seven (7) members provided that the tenure of office of no Director shall be affected thereby. The number of Directors shall be fixed from time to time by the vote of a majority of the entire Board of Directors. The members of the Board of Directors shall be elected at an annual meeting of stockholders by holders of stock present in person or by proxy at such meeting and entitled to vote thereat. Each Director elected at any annual meeting shall hold office until his successor shall have been elected and qualified or until he shall die or resign, or shall have been removed. The Board of Directors shall keep minutes of its meetings and a full account of its transactions.

Section 2. First Regular Meeting

      After each meeting of stockholders at which a Board of Directors shall have been elected, the Board of Directors so elected shall meet for the purpose of organization and the transaction of other business, at such time and place as may be designated by the stockholders at such meeting; or, in the absence of such designation, shall meet as soon as practical at the principal business office of the Corporation.

Section 3. Additional Regular Meetings

      Regular meetings of the Board of Directors shall be held at the principal business office of the Corporation, at such times as may be fixed by general resolution of the Board, or at such other place as shall be specified by the Board.

Section 4. Special Meetings

      Special meetings of the Board of Directors shall be held by the President, by a majority of the Directors, or by a majority of the Executive Committee, if there shall be an Executive Committee, either in writing or by vote.

Section 5. Place of Meetings

      Subject to the provisions of Section 2 of this Article II, the Board of Directors may hold its regular and special meetings at such place or places within or without the State of Maryland as it may from time to time determine. In the absence of any such determination, regular and special meetings of the Board of Directors shall be held at the principal business office of the Corporation.


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Section 6. Notice of Meetings

      Notice of the place, day and hour of every regular and special meeting shall be given to each Director, either--

      1. By notice in writing mailed to him postage prepaid not later than the second day before the day set for the meeting and addressed to him at his last known post office address according to the records of the Corporation; or

      2. By notice in writing delivered to him personally or left at his residence or usual place of business not later than the second day before the day fixed for the meeting; or

      3. By telegraph or telephone not later than the day before the day set for the meeting.

      PROVIDED HOWEVER: That, if at any meeting of stockholders at which a Board of Directors shall be elected, the stockholders shall designate the time and place of the first regular meeting of the Board, then no notice thereof need be given to any Director. No notice of the time, place or purpose of any meeting need be given to any Director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. No notice of any adjourned meeting of the Board of Directors need be given.

Section 7. Quorum

      Two (2) members of the Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business at every meeting of the Board of Directors.

Section 8. Removal

      At any meeting of the stockholders called for the purpose, any Director may, by the vote of a majority of all the shares of stock outstanding and entitled to vote be removed from office, with or without cause, and another may be appointed in the place of the person so removed, to serve for the remainder of his term.

Section 9. Vacancies

      If any Director shall die or resign, or if the stockholders shall remove any Director without appointing another in his place, a majority of the remaining Directors (although such a majority is less than a quorum) may elect a successor to hold office for the unexpired portion of the term of the Director whose place shall so become vacant, and until his successor shall have been duly chosen and qualified. Vacancies in the Board of Directors created by an increase in the number of Directors may be filled by the vote of a majority of the entire Board as constituted prior to such increase, and the Directors so elected by the Board to fill such vacancies shall hold


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office until the next succeeding annual meeting of the stockholders and thereafter until their successor shall be elected and qualified.

Section 10. Compensation

      Directors, as such, shall not receive any stated compensation for their services, but by resolution of the Hoard of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at any regular or special meeting thereof. Nothing in this Section shall be construed to preclude a director from serving the corporation in any other capacity and receiving compensation therefor.

                              ARTICLE III. OFFICERS

Section 1. Executive Officers

      The Executive Officers of the Corporation shall be a President, a Secretary and a Treasurer and such other officers as the Board may consider necessary for the proper conduct of the business of the Corporation. The Executive Officers and other officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders. Each such officer shall hold office at the pleasure of the Board of Directors.

Section 2. President

      In general the President is the Chief Executive Officer of the Corporation and is responsible to the Board of Directors for the operation and management of the Corporation's business and for its operating profit. He shall have the authority and responsibility for the general management and direction of the Corporation and all of those powers ordinarily exercised by the President of a corporation.

Section 3. Vice Presidents

      There shall be one or more Vice Presidents who shall perform such duties and shall have such authority and responsibilities as may be assigned to them from time to time by the President or the Board of Directors.

Section 4. Secretary

      The Secretary shall keep the minutes of the meetings of the stockholders, of the Board of Directors and of the Executive Committee in books provided for the purpose; he shall see that all notices are duly given in accordance with the provisions of the By-Laws or as required by law; he shall be the custodian of the records and of the corporate seal or seals or the Corporation; he shall see that the corporate seal is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized, and when so affixed may


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attest the same; he may sign, with the President or a Vice President, certificates of stock of the Corporation; and to general shall perform all the duties ordinarily incident to the office of a Secretary of a Corporation and such other duties as may be assigned to him by the Board of Directors or by the President.

Section 5(a). Treasurer

      The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit or cause to be deposited, in the name of the Corporation, all monies or other valuable effects in such banks, trust companies, or other depositories as shall from time to time be selected by the Board of Directors; he shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation; he may sign, with the President or a Vice President, certificates of stock of the Corporation; and in general, shall perform all the duties ordinarily incident to the office of a Treasurer of a corporation, and such other duties as may be assigned to him by the Board of Directors or by the President.

Section 6. Assistant Officers

      The Board of Directors may elect one or more Assistant Secretaries, and one or more Assistant Treasurers. Each such Assistant Secretary and Assistant Treasurer shall hold office for such period and shall have such authority and perform such duties as the Board of Directors may prescribe.

Section 7. Compensation

      The Board of Directors shall have power to fix the compensation of all officers of the Corporation. It may authorize any officer upon whom the power of appointing subordinate officers may have been conferred to fix the compensation of such subordinate officers.

Section 8. Officers Holding More Than One Office

      Two or more offices (except that of President and Vice President) may be held by the same person, but no officer shall execute, acknowledge or verity any instrument in more than one capacity.

Section 9. Removal

      The Board of Directors shall have power at any regular or special meeting to remove any officer with or without cause, and such action shall be conclusive on the officer so removed. The Board may authorize any officer to remove subordinate officers.


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Section 10. Vacancies

      The Board of Directors, at any regular or special meeting, shall have power to fill a vacancy occurring in any office for the unexpired portion of the term.

                             ARTICLE IV. COMMITTEES

Section 1. Executive Committee

      The Board may create an executive committee of its own members and define its duties, subject to the provisions of law. In the absence of any member, the members thereof present at a meeting may appoint another member of the Board to act in the place of such absent member.

Section 2. Other Committees

      The Board may create such other committees as it deems advisable and define their duties.

                                ARTICLE V. STOCK

Section 1. Certificates

      Each stockholder shall be entitled to a stock certificate or certificates certifying the number and kind of shares owned by him. Said certificate shall be signed by the President or a Vice-President and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and shall thereafter be sealed with the seal of the Corporation.

Section 2. Transfer of shares

      Shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person or by his duly authorized attorney, and on surrender of the certificate or certificates duly endorsed.

                          ARTICLE VI. SUNDRY PROVISIONS

Section 1. Dividends

      Subject to the applicable provisions of law and of the Charter, the Board of Directors may in its discretion declare what, if any, dividends shall be paid from the surplus or from the net profits of the corporation, or upon any class of such stock, the date when such dividends shall be payable, and the date for the determination of holders of record to whom such dividends shall be payable.

Section 2. Negotiable instruments and other evidences of indebtedness


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      All checks, drafts or orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the corporation, shall be signed by such officer or officers as may be designated from time to time by resolution of the Board of Directors. No checks shall be signed in blank.

Section 3. Fiscal year.

      The fiscal year of the corporation shall begin on the first day of May and end on the thirtieth day of April of each and every year.

Section 4. Seal.

      The seal of the Corporation shall be circular in form, with the name of the Corporation and "Maryland" inscribed around the outer edge, and in the center shall be inscribed the words "Incorporated" and the year of incorporation.

Section 5. Amendments

      Except as hereinafter provided, these By-Laws, or any of them, or any additional or amended By-Laws, may be altered or repealed and new By-Laws may be adopted by any regular meeting of the Board of Directors without notice, or at any special meeting the notice of which shall set forth the term of the proposed amendment, by the vote of a majority of the entire Board. This section 5 relating to amendments may, however, be amended only at a regular meeting of stockholders without notice, or at a special meetings of stockholders the notice of which shall set forth the terms of the proposed amendment, in either case by the vote of a majority of the votes entitled to be cast in the aggregate by all stockholders present in person or by proxy at such meeting.

      I, Edwin F. Miller, Secretary of Dealers Holding, Inc. do hereby certify that the foregoing is a true and complete copy of the By-Laws of said Corporation.

      WITNESS my hand and seal of the said Corporation, the 21st day of December, 1982.

                                         /s/ Edwin F. Miller
                                         -----------------------------------
                                         Edwin F. Miller, Secretary


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